As filed with the Securities and Exchange Commission on November 3, 2023

Registration No. 333-260964

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-260964

UNDER

THE SECURITIES ACT OF 1933

PRINCIPAL FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	42-1520346
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

711 High Street

Des Moines, Iowa 50392

(Address of principal executive offices, including zip code)

THE PRINCIPAL SELECT SAVINGS PLAN

(Full title of the plan)

Christopher Agbe-Davies, Esq.

Vice President, Associate General Counsel and Assistant Secretary

Principal Financial Group, Inc.

711 High Street

Des Moines, Iowa 50392

(515) 878-0909

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On November 10, 2021, Principal Financial Group, Inc. (the “Company”) filed the original Registration Statement on Form S-8, File No. 333-260964 (“Original S-8”) to register 5,000,000 shares of the Company’s common stock issuable under The Principal Select Savings Plan for Employees (“Employee Plan”) and The Principal Select Savings Plan for Individual Field (“Individual Field Plan”), and an indeterminate number of plan interests pursuant to the Employee Plan and Individual Field Plan.

Effective December 28, 2022, the Individual Field Plan was merged with and into the Employee Plan and individuals previously eligible to participate under the Individual Field Plan became eligible to participate in the Employee Plan, which was renamed The Principal Select Savings Plan.

This Post-Effective Amendment is being filed to reflect the merger of the plans and update the name of the successor plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Index

Exhibit No.	Description of Exhibit

24	Powers of Attorney.

Signatures

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on November 3, 2023.

PRINCIPAL FINANCIAL GROUP, INC.

By:	/s/ Daniel J. Houston
Daniel J. Houston
Chairman, President and Chief Executive Officer

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrator of The Principal Select Savings Plan certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on November 3, 2023.

THE PRINCIPAL SELECT SAVINGS PLAN

By:	Principal Life Insurance Company
Benefit Plans Administration Committee

By:	/s/ Lisa Coulson
Lisa Coulson
Committee Chair

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Dated: November 3, 2023

Majority of Directors

By	*	By	*
	Daniel J. Houston Chairman, President, Chief Executive Officer and Director		Scott M. Mills Director

By	/s/ Deanna D. Strable-Soethout	By	*
	Deanna D. Strable-Soethout Executive Vice President and Chief Financial Officer		Claudio N. Muruzabal Director

By	*	By	*
	Jonathan S. Auerbach Director		Diane C. Nordin Director

By	*	By	*
	Mary E. Beams Director		Blair C. Pickerell Director

By	*	By	*
	Jocelyn Carter-Miller Director		Clare S. Richer Director

By	*	By	*
	Roger C. Hochschild Director		Alfredo Rivera Director

*Deanna D. Strable-Soethout, by signing her name hereto, does hereby sign this document on behalf of each of the above-named directors of the Registrant pursuant to the powers of attorney duly executed by such persons.

By	/s/ Deanna D. Strable-Soethout
Deanna D. Strable-Soethout, Attorney-in-Fact